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                                                                     Exhibit 8.1

                       [Bartel Eng & Schroder Letterhead]

                                October 20, 2003

California Independent Bancorp
1227 Bridge Street, Suite C
Yuba City, CA  95991

Ladies and Gentlemen:

      We have acted as counsel to California Independent Bancorp ("CIB"), in connection with the planned merger of CIB with and into Humboldt Bancorp ("Humboldt"), pursuant to the Agreement and Plan of Merger, dated as of August 11, 2003, by and among CIB and Humboldt (the "Agreement"). We render this opinion to you, in part, in connection with the registration of Humboldt Common Stock to be issued in connection with the Merger. All capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.

      For purposes of this opinion, we have reviewed the Agreement and such other documents and matters of law and fact as we have considered necessary or appropriate, and we have assumed, with your consent, that the Merger will be completed in the manner set forth in the Agreement and in the Humboldt Registration Statement on Form S-4, including the Proxy Statement of CIB and Humboldt, respectively, and the Prospectus of Humboldt contained therein, filed with the Securities and Exchange Commission, as amended, to which this opinion is appended as an exhibit (the "Registration Statement").

      We hereby confirm to you that the discussions set forth under the heading "The Merger - Material United States Federal Income Tax Considerations of the Merger " in the Proxy/Prospectus which form a part of the Registration Statement to which this opinion is filed as an exhibit is our opinion, subject to the assumptions and limitations set forth therein.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "The Merger
- Material United States Federal Income Tax Considerations of the Merger" in the Proxy/Prospectus. In giving such consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is not otherwise to be quoted, in whole or in part, referred to in any other transaction, or filed with any governmental agency or any other person without our prior and express written consent.

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October 20, 2003
Page 2


      The opinion expressed herein is as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in the law that may hereafter occur.

                                    Sincerely,

                                    /s/ Bartel Eng & Schroder

                                    Bartel Eng & Schroder
                                    a Law Corporation